UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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KNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 31, 2009

To our Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Knology, Inc., which will be held at 1235 O.G. Skinner Drive, West Point, Georgia 31833, on May 7, 2009, at 2:00 p.m. EDT.

The principal business of the meeting will be to:

•	elect two Class I directors to serve until Knology’s 2012 annual meeting of stockholders;

•	ratify the appointment of BDO Seidman, LLP as Knology’s independent registered accounting firm for the fiscal year ending December 31, 2009; and

•	transact such other business as may properly come before the meeting.

The proxy statement provides detailed information about us and the proposals to be voted upon by our stockholders. Please give this information your careful attention.

Your vote is very important, regardless of the number of shares you own. To vote your shares, you may attend the meeting and vote in person, or you may submit your proxy by telephone, by Internet or by completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Sincerely,

Rodger L. Johnson

Chief Executive Officer and

Chairman of the Board

NOTICE OF THE

2009 ANNUAL MEETING OF STOCKHOLDERS

The 2009 Annual Meeting of Stockholders of Knology, Inc. will be held at 1235 O.G. Skinner Drive, West Point, Georgia 31833, on May 7, 2009, at 2:00 p.m. EDT for the following purposes:

(1)	to elect two Class I directors to serve until Knology’s 2012 annual meeting of stockholders;

(2)	to ratify the appointment of BDO Seidman, LLP as Knology’s independent registered accounting firm for the fiscal year ending December 31, 2009; and

(3)	to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 12, 2009 are entitled to notice of and to vote at the annual meeting.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 7, 2009: Pursuant to new rules promulgated by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, proxy card and 2008 Annual Report to Stockholders, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, proxy card and our 2008 Annual Report to Stockholders are available at http://www.proxy.knology.com. In accordance with the new SEC rules, the materials on the site are searchable, readable and printable, and the site does not have “cookies” or other tracking devices that can identify visitors.

Whether or not you plan to attend the meeting, we urge you to vote your shares by telephone, by Internet or by completing, signing, dating and returning the enclosed proxy card in the envelope provided.

By Order of the Board of Directors

Chad S. Wachter

Secretary

March 31, 2009

PROXY STATEMENT

ANNUAL MEETING — MAY 7, 2009

This proxy statement is being furnished to the stockholders of Knology, Inc. in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held on May 7, 2009, and at any reconvened meeting following any adjournment thereof. This proxy statement and the accompanying proxy card are first being mailed on or about March 31, 2009 to stockholders of record at the close of business on March 12, 2009.

Our principal executive offices are located at 1241 O.G. Skinner Drive, West Point, Georgia 31833, and our telephone number at that address is (706) 645-3000. Our website is located at www.knology.com (the contents of the website are not part of this proxy statement).

As used in this proxy statement, the terms “Knology,” “Company,” “we”, “our” and “us” refer to Knology, Inc. and our subsidiaries.

INFORMATION ABOUT THE ANNUAL MEETING

Information About this Proxy Statement

We have sent you these proxy materials because our board of directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement contains information that we are required to provide to you under the rules of the Securities and Exchange Commission, or the SEC, and is designed to assist you in voting your shares. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting our transfer agent, American Stock Transfer & Trust Company — Operations Center, at 6201 15th Avenue, Brooklyn, NY 11219 or by phone at (800) 937-5449.

Householding of Annual Meeting Materials

The rules of the SEC permit us, with your permission, to send a single set of proxy statements and annual reports to any household at which two or more stockholders reside if we believe that they are members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce our expenses. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the affected stockholders prior to the mailing date. We will deliver a separate copy of the proxy statement or annual report, as requested, to any stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by calling us toll-free at (877) 202-1213 or by writing to us at any time at the following address: Chad S. Wachter, Secretary, 1241 O.G. Skinner Drive, West Point, Georgia 31833.

A majority of brokerage firms have instituted householding. If your family has multiple holdings in Knology, you may have received householding notification directly from your broker. Please contact your broker directly if you have any questions, if you require additional copies of the proxy statement or annual report, if you are currently receiving multiple copies of the proxy statement and annual report and wish to receive only a single copy or if you wish to revoke your decision to household and thereby receive multiple statements and reports. These options are available to you at any time.

Notice of Internet Availability

Pursuant to new rules promulgated by the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, proxy card and 2008 Annual Report to Stockholders, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, proxy card and our 2008 Annual Report to Stockholders are available at http://www.proxy.knology.com. In accordance with the new SEC rules, the materials on the site are searchable, readable and printable, and the site does not have “cookies” or other tracking devices that can identify visitors.

Information About Voting

Our annual meeting will be held at 1235 O.G. Skinner Drive, West Point, Georgia 31833, on May 7, 2009, at 2:00 p.m. EDT. Stockholders can vote in person at the annual meeting or by proxy. To vote by proxy, please sign, date and mail the enclosed proxy card using the envelope provided or vote by telephone or by the Internet following the instructions on the proxy card. Votes submitted by telephone or by the Internet must be received by 11:59 p.m. on May 6, 2009.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy card and bring it to the annual meeting in order to vote.

If you vote by proxy, the individuals named on the card (your proxy holders) will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted FOR the election of the Class I directors and the appointment of the independent registered public accounting firm.

Revocation of Proxies

You may revoke or change your proxy at any time before it is exercised by sending a written revocation to our Secretary, Chad S. Wachter, at 1241 O.G. Skinner Drive, West Point, Georgia 31833, by providing a proxy dated later than the date of your previous proxy or by voting in person at the meeting. Your latest vote, whether by proxy or in person, will be the one that is counted.

Shares Outstanding

As of March 12, 2009, the record date for the annual meeting, there were 35,784,183 shares of common stock outstanding. The holders of common stock will have one vote for each share of common stock held as of the record date.

Quorum Requirement

A quorum is necessary to hold a valid meeting. Under Delaware law and our bylaws, the holders of a majority of the shares entitled to vote at the annual meeting, who are present in person or represented by proxy, constitute a quorum, even if some holders abstain from voting on some or all matters introduced at the meeting. Like abstentions, broker non-votes will be counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

Votes Necessary for Action to be Taken

The Class I nominees for election to the board of directors will be elected at the annual meeting by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. We do not permit cumulative voting in the election of directors. Abstentions and broker non-votes will have no effect on the vote on the election of directors.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the effect of a vote against the ratification of the appointment of the independent registered public accounting firm. Broker non-votes will not be counted in determining the number of votes present and entitled to vote on this proposal, and therefore will not have an effect on the ratification of the appointment of the independent registered public accounting firm.

Other Matters

The board of directors does not know of any other matter that will be presented at the annual meeting other than the election of directors and the ratification of the appointment of the independent registered public accounting firm. Under our bylaws, generally no business besides the proposals discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the annual meeting, your proxy holders will act on such matter in their discretion.

Solicitation of Proxies

Some of our directors and officers, who will receive no additional compensation, may solicit proxies in person, and by telephone, telegraph, telecopy, facsimile, or mail, from brokerage houses and other institutions, nominees, fiduciaries, and custodians, who will be required to forward the proxy materials to beneficial owners of our common stock. We will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials, but will not pay fees, commissions or other compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation provides for a classified board of directors. The board of directors is divided into three classes. Each class has as equal a number of directors as possible. The directors in each class serve a three-year term.

You are being asked to elect two directors to serve in Class I for a term to expire at our annual meeting of stockholders to be held in 2012. Our nominating committee has nominated the following persons for re-election:

•	Mr. Alan A. Burgess
•	Mr. O. Gene Gabbard

The board of directors has determined that Mr. Burgess and Mr. Gabbard are independent as defined in the rules of the Nasdaq Global Market. For biographical information on the nominees, please see “Information About Our Officers, Directors and Nominees” below.

The board of directors has no reason to believe that any of the nominees for director will not be available for election. However, if a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the board of directors, or the board of directors may reduce the number of directors to be elected at the annual meeting. The nominees have agreed to be named in this proxy statement and to serve if elected.

The board of directors recommends that you vote FOR the Class I nominees.

INFORMATION ABOUT OUR OFFICERS, DIRECTORS AND NOMINEES

The following table sets forth information regarding our named executive officers, directors and nominees for director. Our board of directors is divided among three classes, with members generally serving three-year terms expiring in the years indicated. Our officers serve at the discretion of the board of directors and until the earlier of their resignation, termination or their successors are duly elected and qualified.

Name	Age	Position	Current Term Expires
Rodger L. Johnson	61	Chief Executive Officer and Chairman of the Board	2011
M. Todd Holt	41	President
Bruce D. Herman	53	Chief Financial Officer
Bret T. McCants	49	Executive Vice President of Operations
Chad S. Wachter	42	Vice President, General Counsel and Secretary
Alan A. Burgess (1)	73	Director	2009
Donald W. Burton (2)	66	Director	2010
Eugene I. Davis (1)(3)	55	Director	2011
O. Gene Gabbard (1)(2)	68	Director	2009
Campbell B. Lanier, III	58	Director	2011
William H. Scott, III (2)(3)	61	Director	2010

(1)	Member of the audit committee.
(2)	Member of the compensation and stock option committee.
(3)	Member of the nominating committee.

Provided below are biographies of each of the executive officers, directors, and nominees for director listed in the table above.

Rodger L. Johnson was appointed Chairman of the Board of Knology in July 2008 and remained Chief Executive Officer which he has served as since June 1999. Mr. Johnson served as President and as a director since April 1999. Prior to joining us, Mr. Johnson had served as President and Chief Executive Officer, as well as a director, of Communications Central, Inc., a publicly traded provider of pay telephone services, since November 1995. Prior to joining Communications Central, Mr. Johnson served as the President and Chief Executive Officer of JKC Holdings, Inc., a consulting company providing advice to the information processing industry. In that capacity, Mr. Johnson also served as the Chief Operating Officer of CareCentric, Inc., a publicly traded medical software manufacturer. Before founding JKC Holdings, Inc., Mr. Johnson served for approximately eight years as the President and Chief Operating Officer and as the President and Chief Executive Officer of Firstwave Technologies, Inc., a publicly traded sales and marketing software provider. Mr. Johnson spent his early career from June 1971 to November 1984 with AT&T where he worked in numerous departments, including sales, marketing, engineering, operations and human resources. In his final job at AT&T, he directed the development of consumer market sales strategies.

M. Todd Holt was appointed President of Knology in July 2008. Mr. Holt served as Chief Financial Officer from August 2005 to July 2008 and as Corporate Controller from January 1998 to July 2005. Mr. Holt is a member of the American Institute of Certified Public Accountants and previously practiced public accounting as an audit manager with Ernst & Young.

Bruce D. Herman was appointed Chief Financial Officer of Knology in July 2008; prior to that he served as Vice President of Strategy and Development. He served as President and CEO of PrairieWave Holdings prior to its acquisition by Knology in April 2007, and was PrairieWave’s CFO from 2003-2005. Previous experience included CFO at Martin Group Inc. (software and engineering provider in the telecommunications industry), International Treasurer at Hexcel Corp, and various financial positions at Ford Motor Company.

Bret T. McCants has served as our Executive Vice President of Operations since July 2008 and as our Senior Vice President of Operations from December 2004 to July 2008. Mr. McCants served as Director of Operations and Energy Management for CSW Communications prior to joining Knology. Mr. McCants has extensive experience in two-way customer controlled load management equipment and their facilitating networks. He has over twelve years of experience in operations, sales and marketing and engineering with the electric utility industry.

Chad S. Wachter has served as Vice President since October 1999 and as General Counsel and Secretary since August 1998. From April 1997 to August 1998, Mr. Wachter served as Assistant General Counsel of Powertel, Inc., which was a provider of wireless communications services. From May 1990 until April 1997, Mr. Wachter was an associate and then a partner with Capell, Howard, Knabe & Cobbs, P.A. in Montgomery, Alabama.

Alan A. Burgess has been one of our directors since January 1999. From 1967 until his retirement in 1997, Mr. Burgess was a partner with Accenture (formerly Andersen Consulting). Over his 30-year career he held a number of positions with Accenture, including Managing Partner of Regulated Industries from 1974 to 1989. In 1989, he assumed the role of Managing Partner of the Communications Industry Group. In addition, he served on Accenture’s Global Management council and was a member of the Partner Income Committee. Mr. Burgess is a nominee for Class I director.

Donald W. Burton has been one of our directors since January 1996. Since December 1981, he has served as Managing General Partner of South Atlantic Venture Funds. Mr. Burton also has been the General Partner of the Burton Partnerships since October 1979. Since January 1981, he has served as President and Chairman of South Atlantic Capital Corporation. Mr. Burton serves on the board of directors of Capital Southwest Corporation and is an independent director on the BlackRock Equity Bond Board. He is also on the board of directors of several private companies. Mr. Burton served as a member of the Investment Advisory Council of the Florida State Board of Administration from June 2001 to December 2007.

Eugene I. Davis has been one of our directors since November 2002. Mr. Davis is Chairman and Chief Executive Officer of Pirinate Consulting Group, LLC, a privately held consulting firm, and of RBX Industries, Inc., a manufacturer and distributor of rubber and plastic products. From May 1999 to June 2001, he served as Chief Executive Officer of SmarTalk Teleservices Corp., an independent provider of prepaid calling cards. Mr. Davis was Chief Operating Officer of Total-Tel Communications, Inc., a long-distance telecommunications provider from October 1998 to March 1999. Mr. Davis currently serves as the chairman of the board of Atlas Air Worldwide Holdings, Inc.

O. Gene Gabbard has been one of our directors since September 2003. Mr. Gabbard has worked independently as an entrepreneur and consultant since February 1993. From August 1990 to January 1993, Mr. Gabbard served as Executive Vice President and Chief Financial Officer of MCI Communications Corporation. Mr. Gabbard also served from June 1998 to June 2002 as Chairman of the Board of ClearSource, Inc., a provider of broadband communications services. In January 2005, Mr. Gabbard was appointed to the Board of Directors of COLT Telecom Group, SA, Luxembourg, a provider of telecommunications service to businesses throughout Europe. Since June 2006, he has also been a member of the board and audit committee of Hughes Communications, Inc., Germantown, Maryland, the leading provider of satellite based data communications systems and services. He is currently a Special Limited Partner in Ballast Point Ventures, a venture capital fund based in St. Petersburg, Florida. Mr. Gabbard is a nominee for Class I director.

Campbell B. Lanier, III has been one of our directors since November 1995 and served as our Chairman of the Board from September 1998 until July 2008. Since July 2003, Mr. Lanier has served as Chairman and Chief Executive Officer of Magnolia Holding Company, LLC and ITC Holding Company, LLC. Mr. Lanier has served, and continues to serve, on the boards of directors of several other private companies, including companies that are owned by ITC Holding Company, LLC, Magnolia Holding Company, LLC and their affiliates. Mr. Lanier recently joined Kinetic Ventures, LLC as a Senior Director. Mr. Lanier served as Chairman of the Board and Chief Executive Officer of ITC Holding Company, Inc. until May 2003 and served as a director of that company from its inception in May 1989 until its sale to West Corporation in May 2003. In addition, Mr. Lanier was also an officer and director of several former subsidiaries of ITC Holding Company, Inc. Mr. Lanier has served as a Managing Director of South Atlantic Private Equity Fund, IV, Limited Partnership since July 1997.

William H. Scott, III has been one of our directors since November 1995. He served as President of ITC Holding Company, Inc. from December 1991 and was a director of that company until its sale in May 2003. Mr. Scott is a private investor in and serves as a director of several private companies.

MEETINGS AND COMMITTEES OF THE BOARD

The board of directors is responsible for the oversight of our operations. The board of directors has determined that Messrs. Lanier, Burgess, Burton, Gabbard, Davis and Scott, who constitute a majority of our directors, are independent as defined in the rules of the Nasdaq Global Market. The board of directors has delegated certain of its authority to several board committees to assist in its supervision of our overall affairs. The board of directors met six times in 2008. In addition to meetings of the full board, directors also attended meetings of board committees. All of the directors attended at least 75% of all the meetings of the board of directors and the committees on which they served during fiscal year 2008.

Following the annual meeting, the board of directors will continue to consist of seven directors. The board of directors currently has the following standing committees, which meet on a regularly scheduled basis: Audit Committee; Compensation and Stock Option Committee; and Nominating Committee. The Audit Committee held seven meetings during 2008, the Compensation and Stock Option Committee held three meetings during 2008, and the Nominating Committee held one meeting during 2008. It is our policy to encourage the members of the board of directors to attend the annual meeting of stockholders. All the members of the board of directors attended the 2008 annual meeting of stockholders.

Audit Committee

General.  The Audit Committee makes recommendations to the board of directors with respect to the selection of independent accountants; the review and scope of audit arrangements; the independent accountants’ suggestions for strengthening internal controls; matters of concern to the Audit Committee, the independent accountants, or management relating to our financial statements or other results of the annual audit; the review of internal controls with our financial and accounting staff; the review of the activities and recommendations of our accounting staff; and the review of financial statements and other financial information that we publish.

Audit Committee Report.  The Audit Committee consists of Messrs. Burgess, Davis and Gabbard, each of whom are independent under the rules of the Nasdaq Global Market and the SEC, which means that, among other things, these directors are not our officers or employees and are free from any relationship that would interfere with their exercise of independent judgment as members of this Committee. The board of directors has determined that one member of the Audit Committee, Mr. Gabbard, is an audit committee financial expert as defined under the rules of the SEC and otherwise financially sophisticated under the rules of the Nasdaq Global Market. The Audit Committee operates under a written charter approved by the board of directors, which may be viewed online on our website at www.knology.com.

The Audit Committee reviews our financial reporting process on behalf of the board of directors. In fulfilling their responsibilities, the Audit Committee reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2008 with management and the independent accountants. Management is responsible for the financial statements and the financial reporting process, including internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, we received the written disclosures and the letter from the independent accountants required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and have discussed with the independent accountants the independent accountant’s independence from us and our management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee.

Audit Committee

Alan A. Burgess

Eugene I. Davis

O. Gene Gabbard, Chairman

Nominating Committee

General.  Our Nominating Committee is responsible for, among other things, reviewing our board of directors’ structure, composition, and practices, and making recommendations on these matters to the board of directors, as well as reviewing, soliciting and making recommendations to the board of directors and stockholders with respect to candidates for election to the board of directors. The members of our Nominating Committee are Messrs. Davis and Scott. Messrs. Davis and Scott are independent under the rules of the Nasdaq Global Market. The Nominating Committee operates under a written charter adopted by the board of directors, which may be viewed online on our website at www.knology.com.

Nomination Process.  The Nominating Committee identifies and presents to the board of directors qualified nominees for nomination to the board of directors and for service on committees of the board of directors. Under its charter, the Nominating Committee is permitted to engage third-party advisers to aid in identifying board members. The Nominating Committee is responsible for periodically reviewing the appropriate skills, perspectives, experiences and characteristics required of board members or nominees in the context of the perceived needs of the board of directors at the time. At a minimum, the Nominating Committee will consider (1) whether a board member or nominee is independent, (2) the number of other boards of directors and committees on which the member/nominee serves, and (3) whether the individual provides the appropriate experience and expertise in light of the other members currently serving on the board of directors and those whose terms are about to expire, and any other factors relating to the ability and willingness of a director/nominee to serve.

Nominations by Stockholders.  The Nominating Committee has a policy to consider suggestions for board membership submitted by stockholders. Our policy requires that the Nominating Committee evaluate nominees recommended by stockholders in accordance with the guidelines described above and pursuant to the Nominating Committee’s charter. Stockholders may nominate director nominees for consideration by delivering notice to our Secretary at our principal executive offices in accordance with the provisions of our bylaws and the provisions set forth herein under the heading “Other Information — Stockholder Proposals for the 2010 Annual Meeting.” The nominees for directors being voted upon at the 2009 Annual Meeting of Stockholders are directors standing for re-election.

Compensation and Stock Option Committee

General.  The Compensation and Stock Option Committee is responsible for determining and making recommendations to the board of directors concerning executive compensation, including base salaries, bonuses (and the basis for bonus awards), stock options, restricted stock and other benefits. The members of the Compensation and Stock Option Committee are Messrs. Burton, Gabbard and Scott, all of whom are independent under the rules of the Nasdaq Global Market. The Compensation and Stock Option Committee operates under a written charter adopted by the board of directors, which may be viewed online on our website at www.knology.com. Additional information regarding the Compensation and Stock Option Committee’s processes and procedures for consideration of executive compensation is provided in the “Compensation Discussions and Analysis” below.

Compensation and Stock Option Committee Report.  The Compensation and Stock Option Committee of the board of directors hereby furnishes the following report in accordance with rules adopted by the SEC.

The Compensation and Stock Option Committee has reviewed and discussed with management the information included under the “Compensation Discussion and Analysis” contained in this proxy statement.

Based upon this review and discussions, the Compensation and Stock Option Committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement and in the Company’s Annual Report of Form 10-K for the fiscal year ended December 31, 2008, each of which will be filed with the SEC.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

This report is submitted on behalf of the members of the Compensation and Stock Option Committee.

Compensation and Stock Option Committee

Donald W. Burton

O. Gene Gabbard

William H. Scott, III, Chairman

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we will provide an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies with respect to our executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation” is a series of tables containing specific information about the compensation earned or paid in 2008 to the following individuals, whom we refer to as our named Executive Officers:

•	Rodger L. Johnson, our Chairman and Chief Executive Officer
•	M. Todd Holt, our President
•	Bret T. McCants, our Executive Vice President of Operations
•	Bruce D. Herman, our Vice President and Chief Financial Officer
•	Chad S. Wachter, our Vice President, General Counsel and Secretary

General Philosophy

We compensate our senior management through a combination of base salary, annual cash bonuses and equity grants that are designed to be competitive within the marketplace and to align management’s performance and incentives with the long-term interests of our stockholders. We analyze and compare our compensation levels with other companies having similar annual revenues in the cable and telecommunications industries. We also consider the compensation levels for executives that are located in geographic areas which have a similar cost of living and availability of executive talent. We review and analyze cable industry compensation survey information prepared by The Croner Company, which includes the data and compensation practices of numerous corporations within the cable and satellite television industry. We also consider detailed compensation data developed and frequently updated by the Economic Research Institute, which is specifically modified for industry, annual revenues and geographic location.

Our compensation programs and policies ensure that our executive officers’ interests are closely aligned with those of our stockholders. Accordingly, a substantial portion of executive compensation is at risk and must be earned through annual cash bonuses and equity grants of restricted stock and stock options. Annual cash bonuses must be earned by achieving challenging performance goals that are essential to both the short-term and long-term success of the business. These performance goals are established annually by the Compensation and Stock Option Committee of the board of directors and the payout criteria are documented in the Knology 2008 Incentive Plan. Individual performance, other than as it relates to overall corporate goals, was not a component of the Knology 2008 Incentive Plan, but rather it is considered as part of any adjustment of an individual executive’s base salary. The base salary changes, if any, for the named Executive Officers are subject to review and approval of the Compensation and Stock Option Committee.

Knology does not have employment contracts, severance plans or change of control agreements with any of our executives.

The objective of our compensation programs is to attract, retain and motivate qualified executives who contribute to our financial and operational success, which ultimately increases value for our stockholders. We believe that, in order to achieve this objective, our compensation programs must:

•	provide our executives with total compensation opportunities at levels that are competitive for comparable positions and companies with whom we compete for talent;

•	recognize and reward individual initiative and achievement by providing significant upside opportunities for exceptional performance;

•	directly link a significant portion of executive compensation to the Company’s achievement of short-term and long-term goals and performance; and

•	closely align our executive officers’ interests with those of our stockholders by making stock-based incentives a core element of our compensation program.

Role of the Compensation and Stock Option Committee

The Compensation and Stock Option Committee assists our board of directors in discharging its responsibilities relating to compensation of our executive officers. The Compensation and Stock Option Committee sets and approves all compensation paid to our executive officers, including base salaries, cash bonuses and equity awards for the purpose of maximizing return to stockholders. In accordance with its charter, the Compensation and Stock Option Committee establishes a compensation strategy to attract and retain executive talent and motivate our executive officers to improve their performance and the financial and operating performance of Knology. The Committee reviews the compensation strategy annually to assure that it supports appropriately our objectives and stockholder interests. The Compensation and Stock Option Committee reviews the performance and compensation of our Chief Executive Officer and establishes his compensation level on an annual basis. For the remaining executive officers, the Compensation and Stock Option Committee reviews their total compensation and approves compensation on an annual basis, after considering the recommendations of the Chief Executive Officer and the Vice President of Human Resources. In the past, the Compensation and Stock Option Committee has engaged executive compensation consultants from the Hay Group to analyze and make recommendations regarding executive compensation that established the framework for our current plan. These recommendations became the foundation of the executive compensation plan which is reviewed and updated based upon current compensation trends and survey data obtained from the Croner Company and the Economic Research Institute.

How We Determine and Assess Executive Compensation

Historically, executive compensation has been established based upon data obtained from cable and telecommunications industry compensation surveys and other surveys that have benchmark compensation survey information. The Croner cable and satellite MSO compensation survey includes a wide range of companies within those industries in terms of size and annual revenues. Therefore, the survey companies that provide the most appropriate benchmark comparisons are those that have generally the same annual revenues and operating characteristics. The information presented by these companies in their public filings is also reviewed as a reference for compensation comparison with us. The companies included in our review were RCN Corporation, Grande Communications, MediaCom Communications Corporation and SureWest Communications. Other considerations include the geographic location of the executive and compensation practices and rates for similar job classifications as reported by the Economic Research Institute. The Economic Research Institute data offers a broader range of information regarding compensation rates and practices for comparable classification matches which are modified for industry, annual revenue and geographic location. Our general practice has been to pay base salaries which are generally near the midpoint of the survey data and place a significant portion of compensation at risk in the form of performance-based annual cash bonuses and equity awards. Periodically, compensation survey data is reviewed and external compensation consultants have been retained to evaluate compensation as compared to corporate practices at similar companies.

Elements of our Compensation Program

Our compensation program consists of the following elements: base salaries; performance-based annual cash bonuses; and performance-based annual long-term equity awards.

Base Salaries.  We provide base salaries to our executive officers as compensation for day-to-day responsibilities and sustained performance. Base salaries for our executive officers are determined by evaluating the responsibilities of the position, the experience of the individual executive, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for similar positions at comparable companies. In 2008, the annual increases for our named Executive Officers ranged from 3.5% to 10%. Mr. M. Todd Holt received the largest wage adjustment because his salary as the Chief Financial Officer was well below the median salary for similarly situated executives as determined by our survey information. In August 2008, an organizational change within the Company appointed Mr. Rodger L. Johnson to the position of Chairman and Chief Executive Officer. At the same time, Mr. M. Todd Holt was appointed President, Mr. Bret McCants was promoted to Executive Vice President of Operations and Mr. Bruce D. Herman was promoted to Chief Financial Officer. Mr. Holt, Mr. McCants and Mr. Herman received base salary increases at the time of their respective promotions, but Mr. Johnson’s base salary was not changed.

Annual Cash Incentive Bonuses.  Annual bonus targets are determined by evaluating the competitive marketplace for total cash compensation for similar positions. Cash bonuses are paid based upon our actual performance as compared to key performance measurements established by the Compensation and Stock Option Committee. While we generally set salaries near the midpoint of our survey information, we believe it is appropriate to set incentive bonus targets that are relatively high compared to salaries, based on our philosophy that a significant portion of executive compensation should be performance-based and “at risk.” We design our annual incentive compensation to reward executives based on our achievement of pre-established goals derived from performance criteria that we believe to be the most important drivers of our success and create the best return for our stockholders. These goals are reviewed and approved by the Compensation and Stock Option Committee early in the calendar year and are not typically adjusted during the year.

The target performance goals are growth oriented and are reflective of our budgeted business plan for the year. For 2008, annual cash incentive bonus opportunities for our executive officers were based on achieving pre-established performance goals relating to EBITDA growth, residential customer connections growth, business customer connections growth and revenue growth. We establish very aggressive performance goals at levels that are intended to be challenging to achieve and sufficiently reward improved performance and better than average growth within our competitive industry. For 2008, our Chief Executive Officer had a target cash bonus opportunity equal to 71% of his base salary. The President and the Executive Vice President of Operations had target cash bonus opportunities equal to 50% of their respective base salaries. The other named Executive Officers had target cash bonus opportunities equal to 40% of their respective base salaries. Payouts under the annual incentive plan begin when 80% of the growth performance target has been met for each performance goal. Cash bonuses are not paid for any individual performance goal if less than 80% is achieved for that specific goal. There is no cap or maximum payout for the cash bonuses. For example, if 110% of the growth performance goal was achieved, the executives would be paid 110% of their target cash bonus for that specific goal. The actual cash bonuses are paid to the named Executive Officers based upon consolidated results and a blended calculation of actual performance using each of the performance goals.

The 2008 EBITDA growth goal was weighted at 40% and established an annual growth target of $38,628,145. Business customer connections growth was weighted at 10%, residential customer connections growth was weighted at 25% and the 2008 combined connections growth goal was 36,180 connections. The 2008 annual revenue growth goal was weighted at 25% and established an annual growth goal of $75,615,591. In 2008, our consolidated achievement of the established performance goals did not meet the 80% threshold for any of the performance targets. Therefore, no cash bonuses were paid to any executive officers.

Equity Compensation.  Historically, the primary form of equity compensation awarded to our executive officers consisted of stock options. The Compensation and Stock Option Committee assessed the desirability of granting other types of equity awards, particularly shares of restricted stock, to our executive officers and concluded that a mix of stock options and restricted stock would provide the most appropriate combination of incentives for short and long-term performance and retention value to our executive officers.

The Compensation and Stock Option Committee recognizes the value of equity awards to retain key executive talent, align executive interests with stockholders and keep executives motivated to meet our long-term goals. The Compensation and Stock Option Committee has identified an annual target level of equity compensation for each executive. The ability to earn annual equity incentive awards is generally based on the same performance criteria as our annual cash bonus plan. The equity component of the plan was approved by the Compensation and Stock Option Committee in early 2008. Each executive officer has a target number of shares that are to be issued as equity grants based upon their level within our organization. The Compensation and Stock Option Committee determines the mix of restricted stock and stock options that are issued to executive officers.

While the consolidated performance achievement did not meet the 80% threshold needed to trigger an equity award, several factors were considered by the Committee when authorizing the long-term incentive grant. The economic conditions encountered in 2008 were not anticipated when the 2008 key performance goals were established and stability of the management team will be essential to achieve the 2009 operating performance. Our achievements for 2008 yielded 18.0% revenue growth, 28.4% EBITDA growth and 57.7% unlevered free cash flow growth, all significant accomplishments during a challenging period. Based on consideration of this performance, the Compensation and Stock Option Committee determined that our executive officers should receive a discretionary grant of 100% of their target equity award as a combination of restricted stock and stock options. Executives received 40% of their equity award target as restricted stock and 60% of their equity awards as stock options. The equity grants were awarded in February 2009.

In accordance with the Knology 2008 Incentive Plan, the actual number of shares issued may increase or decrease based upon our consolidated performance as compared to the growth performance goals. For example, 85% performance will result in the grant of 85% of the target number of shares. The maximum number of shares granted will be 120% of the target. The strike price for stock options will be determined by the closing price of our common stock on the day that options are awarded by the Compensation and Stock Option Committee. Stock options will vest 25% per year, unless otherwise stipulated by the board of directors or the Compensation and Stock Option Committee. Restricted stock awarded in 2009 will vest 33% each year over a three year period from the anniversary date of the grant.

The annual award of equity is usually approved at the first Compensation and Stock Option Committee meeting of the year. In the past, the Compensation and Stock Option Committee has occasionally granted additional equity awards based upon special considerations. We do not have a program, plan or practice of timing equity grants with the release of material non-public information.

Retirement Plans.  We maintain a 401(k) plan pursuant to which we matched employee contributions at 50% up to a maximum employee tax deferred contribution of 8%, subject to regulatory contribution limits and discrimination testing requirements. In February 2009, our match was reduced from 50% to 37.5% up to 8% of employee tax deferred contributions.

Perquisites and Other Benefits.  We generally do not provide special perquisites to our executive officers. We permit our Chairman and Chief Executive Officer to use a fractionally-owned corporate jet, in which we are a minor participant, for personal use. This use is typically limited to situations that promote his availability and efficiency with respect to his job responsibilities. The use of the aircraft for personal travel is treated as imputed income for payroll purposes. As reflected in the Summary Compensation Table, the cost to us of these benefits aggregated to $6,047 in 2008 for the Chairman and Chief Executive Officer.

Executives also participate in our benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, short-term disability and long-term disability.

Tax and Accounting Considerations

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation and Stock Option Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

Code Section 162(m) places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our named Executive Officers. It is the Compensation and Stock Option Committee’s intent to maximize deductibility of executive compensation while retaining the discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. All compensation paid to our executive officers in 2008 was fully deductible by us.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by us for services rendered in all capacities for our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executive officers as of December 31, 2008 (collectively, the named Executive Officers) for 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Rodger L. Johnson,	2008	492,864	771,496	220,386	-	20,653	1,505,399
Chief Executive Officer and Chairman	2007	454,056	327,263	220,644	330,150	24,311	1,356,424
	2006	420,487	195,880	156,839	423,775	25,197	1,222,178

M. Todd Holt (4)	2008	268,419	255,583	158,989	-	7,918	690,909
President	2007	221,915	78,676	102,759	105,750	7,907	517,007
	2006	179,966	39,813	46,871	104,533	7,075	378,258

Bruce D. Herman (5)	2008	220,236	46,104	107,504	-	14,890	388,734
Chief Financial Officer

Bret T. McCants	2008	286,946	255,846	150,439	-	8,740	701,971
Executive Vice President of Operations	2007	242,461	81,825	102,759	119,250	5,376	551,671
	2006	207,308	48,997	35,704	117,768	7,687	417,464

Chad S. Wachter	2008	223,169	173,867	72,497	-	7,974	477,507
Vice President, General Counsel and Secretary	2007	206,681	78,895	53,382	86,000	8,283	433,241
	2006	178,985	40,450	26,249	103,243	5,677	354,604

(1)	Reflects the proportionate amount of the total grant date fair value of stock and option awards granted under the Knology, Inc. 2006 Long-Term Incentive Plan and the Knology, Inc. 2008 Incentive Plan recognized by us as an expense for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of the awards was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment, which we refer to as SFAS 123R. The grant date fair value of the stock awards are based on the fair market value of the underlying shares on the date of grant. The assumptions used in the calculation of the grant date fair values of the option awards are included in Note 8 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2009.
(2)	Reflects annual cash incentives earned pursuant to our annual bonus program. For information regarding our annual bonus program, see the discussion in the “Compensation Discussions and Analysis” included elsewhere in this Proxy Statement.
(3)	For each named Executive Officer, amounts include premiums on term life insurance paid by us and employer matching contributions to our 401(k) plan. Additionally for Mr. Johnson, the amounts include the incremental cost to us for his personal use of our time-share corporate jet, totaling $6,047, $9,705 and $12,883 in 2008, 2007 and 2006, respectively. Additionally for Mr. Herman, the amounts include $5,359 of relocation costs in 2008.
(4)	Mr. Holt was appointed President in July 2008. Prior to that he served as our Chief Financial Officer.
(5)	Mr. Herman was appointed Chief Financial Officer in July 2008. Prior to that, Mr. Herman had served as the Vice President of Strategy and Development since May 2007. Mr. Herman joined Knology in April 2007 when it acquired PrairieWave Holdings, Inc., where he had served in several positions.

2008 Grants of Plan Based Awards Table

The following table sets forth the plan-based grants made to our named Executive Officers during the fiscal year ended December 31, 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)
Rodger L. Johnson		285,778	357,222
	2/12/2008				32,000			349,760
	5/8/2008				125,000			1,688,750
	2/12/2008					48,000	10.93	234,274
	5/8/2008					125,000	13.51	754,100

M. Todd Holt		120,000	150,000
	2/12/2008				10,000			109,300
	5/8/2008				50,000			675,500
	2/12/2008					15,000	10.93	73,211
	5/8/2008					50,000	13.51	301,640

Bruce D. Herman		73,600	92,000
	2/12/2008				2,568			28,068
	5/8/2008				12,500			168,875
	2/12/2008					3,852	10.93	18,800
	5/8/2008					12,500	13.51	75,410

Bret T. McCants		120,000	150,000
	2/12/2008				10,000			109,300
	5/8/2008				50,000			675,500
	2/12/2008					15,000	10.93	73,211
	5/8/2008					50,000	13.51	301,640

Chad S. Wachter		72,378	90,472
	2/12/2008				8,000			87,440
	5/8/2008				25,000			337,750
	2/12/2008					12,000	10.93	58,568
	5/8/2008					25,000	13.51	150,820

(1)	Reflects threshold and target payout levels under our 2008 annual bonus program. Payouts under the annual incentive plan begin when 80% of the growth performance target has been met with respect to at least one of four performance targets. Each target is evaluated separately, and therefore the blended payout rate may be less than 80% if one or more of the other targets are not met. There is no maximum payout under the program. For more information, please see the description of our annual bonus program contained in the “Compensation Discussion and Analysis” included elsewhere in this Proxy Statement. In each case, the actual amount earned by each named Executive Officer in 2008 is reported under the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(2)	Reflects shares of restricted stock granted under the Knology, Inc. 2006 Long-Term Incentive Plan and the Knology, Inc. 2008 Incentive Plan that vest in one-third increments on each of the first three anniversaries of the grant date.
(3)	Reflects stock options granted under the Knology, Inc. 2006 Long-Term Incentive Plan and the Knology, Inc. 2008 Incentive Plan that vest in one-quarter increments on each of the first four anniversaries of the grant date.
(4)	Reflects the grant date fair value of the awards determined in accordance with SFAS 123R.

Outstanding Equity Awards at 2008 Fiscal Year-End

The table below shows outstanding equity awards held by our named Executive Officers for fiscal year ended December 31, 2008.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Name	Exercisable	Unexercisable
Rodger L. Johnson	38,000	0		6.87	(2)	8/4/2009
	1,943	0		6.87	(2)	5/5/2010
	1,295	0		6.87	(2)	8/2/2010
	32,925	0		6.87	(2)	5/16/2011
	6,834	0		6.87	(2)	5/18/2011
	8,080	0		6.87	(2)	4/24/2012
	12,554	0		6.87	(2)	12/31/2012
	13,352	0		6.87	(2)	4/29/2013
	23,361	0		6.87	(2)	5/7/2014
	258,670	0		1.70		5/3/2015
	61,330	0		1.70		5/3/2015
	61,770	20,589	(3)	1.70		5/3/2015
	46,827	0		1.90		6/23/2015
	43,968	0		2.41		8/4/2015
	46,179	0		1.98		11/8/2015
	52,150	0		5.08		2/27/2016
	40,000	40,000	(5)	7.94		5/2/2016
	3,680	11,040	(6)	13.04		1/30/2017
	0	48,000	(8)	10.93		2/12/2018
	0	125,000	(9)	13.51		5/8/2018
							43,520	(10)	224,563
							32,000	(11)	165,120
							125,000	(12)	645,000

M. Todd Holt	13,480	0		1.70		5/3/2015
	769	769	(3)	1.70		5/3/2015
	3,571	0		1.90		6/23/2015
	3,353	0		2.41		8/4/2015
	16,875	5,625	(4)	2.17		8/30/2015
	5,283	0		1.98		11/8/2015
	30,000	30,000	(5)	7.94		5/2/2016
	5,920	17,760	(6)	13.04		1/30/2017
	0	15,000	(8)	10.93		2/12/2018
	0	50,000	(9)	13.51		5/8/2018
							10,880	(10)	56,141
							10,000	(11)	51,600
							50,000	(12)	258,000

Bruce D. Herman	13,750	41,250	(7)	16.34		4/4/2017
	0	3,852	(8)	10.93		2/12/2018
	0	12,500	(9)	13.51		5/8/2018
							2,568	(11)	13,251
							12,500	(12)	64,500

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Name	Exercisable	Unexercisable
Bret T. McCants	35,968	0		1.70		5/3/2015
	9,032	0		1.70		5/3/2015
	5,482	1,827	(3)	1.70		5/3/2015
	6,325	0		1.90		6/23/3015
	5,939	0		2.41		8/4/2015
	6,238	0		1.98		11/8/2015
	7,045	0		5.08		2/27/2016
	30,000	30,000	(5)	7.94		5/2/2016
	5,920	17,760	(6)	13.04		1/30/2017
	0	15,000	(8)	10.93		2/12/2018
	0	50,000	(9)	13.51		5/8/2018
							10,880	(10)	56,141
							10,000	(11)	51,600
							50,000	(12)	258,000

Chad S. Wachter	725	0		6.87	(2)	5/16/2011
	987	0		6.87	(2)	5/18/2011
	127	0		6.87	(2)	4/24/2012
	1,173	0		6.87	(2)	12/31/2012
	394	0		6.87	(2)	5/7/2014
	31,958	0		1.70		5/3/2015
	8,042	0		1.70		5/3/2015
	3,711	1,236	(3)	1.70		5/3/2015
	5,760	0		1.90		6/23/2015
	5,409	0		2.41		8/4/2015
	5,680	0		1.98		11/8/2015
	6,415	0		5.08		2/27/2016
	20,000	20,000	(5)	7.94		5/2/2016
	920	2,760	(6)	13.04		1/30/2017
	0	12,000	(8)	10.93		2/12/2018
	0	25,000	(9)	13.51		5/8/2018
							10,880	(10)	56,141
							8,000	(11)	41,280
							25,000	(12)	129,000

(1)	Reflects the value as calculated based on the closing price of our common stock on the last trading day in 2007, December 31, 2007 ($12.78).
(2)	Options were granted on May 7, 2004, in connection with an option repricing pursuant to which our board of directors cancelled outstanding stock options that were underwater and replaced them with new options having an exercise price equal to $6.87, the fair market value of our common stock on May 7, 2004.
(3)	Options granted 5/3/2005 and vest in one-quarter increments on each of the first four anniversaries of the grant date.
(4)	Options granted 8/30/2005 and vest in one-quarter increments on each of the first four anniversaries of the grant date.
(5)	Options granted 5/2/2006 and vest in one-quarter increments on each of the first four anniversaries of the grant date.

(6)	Options granted 1/30/2007 and vest in one-quarter increments on each of the first four anniversaries of the grant date.
(7)	Options granted 4/4/2007 and vest in one-quarter increments on each of the first four anniversaries of the grant date.
(8)	Options granted 2/12/2008 and vest in one-quarter increments on each of the first four anniversaries of the grant date.
(9)	Options granted 5/8/2008 and vest in one-quarter increments on each of the first four anniversaries of the grant date.
(10)	Restricted shares awarded 1/30/2007 and vest in one-third increments on each of the first three anniversaries of the grant date.
(11)	Restricted shares awarded 2/12/2008 and vest in one-third increments on each of the first three anniversaries of the grant date.
(12)	Restricted shares awarded 5/8/2008 and vest in one-third increments on each of the first three anniversaries of the grant date.

2008 Option Exercises and Stock Vested

The following table sets forth options exercised by and stock awards vested for our named Executive Officers during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Rodger L. Johnson	-	-	39,911	432,051

M. Todd Holt	5,998	76,123	9,129	98,985

Bruce D. Herman	-	-	-	-

Bret T. McCants	-	-	9,980	108,039

Chad S. Wachter	-	-	9,188	99,613

(1)	Reflects the value as calculated by the difference between the market price of our common stock on the dates of exercise, and the exercise price of the stock options.
(2)	Value realized represents the fair market value of the underlying shares on the 2008 vesting dates times the number of shares vested.

Potential Payments upon Termination or Change in Control

The following discussion summarizes the compensation and benefits payable to the named Executive Officers in the event of a termination of employment under various circumstances, assuming that a termination of employment had occurred on December 31, 2008. We do not have employment agreements or other individual arrangements with the named Executive Officers that provide for specific benefits upon a termination of employment. In general, upon termination of employment, the named Executive Officers would receive compensation and benefits that had already vested. This would include accrued but unpaid salary, accrued and unused vacation pay, and any balance under the 401(k) plan. Also, in the event of a change in control of the Company, or if a named Executive Officer’s employment terminates by reason of death, disability or retirement, all of his outstanding options will become fully vested and exercisable and all restrictions on his shares of restricted stock will lapse. Assuming that a change in control had occurred on December 31, 2008, or that a named Executive Officer’s employment had terminated as of December 31, 2008 by reason of death or disability, the value of accelerated options and restricted stock would have been: for Mr. Johnson, $1,105,921; for Mr. Holt, $385,220; for Mr. Herman, $77,751; for Mr. McCants, $372,062; and for Mr. Wachter, $230,697. For options, these values reflect the excess of the fair market of the underlying shares of our common stock as of December 31, 2008 over the exercise price of the unvested options. For restricted stock, these values reflect the fair market value of our common stock as of December 31, 2008.

Equity Compensation Plan Information

The following table gives information about the common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2008.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders:
Knology, Inc. Amended and Restated 2002 Long-Term Incentive Plan	1,762,941	$3.47	-
Knology, Inc. Spin-Off Plan	83,361	$30.39	-
Knology, Inc. 2006 Plan	1,851,985	$11.99	-
Knology, Inc. 2008 Incentive Plan	717,635	$12.92	3,032,365	(1)
Equity compensation plans not approved by stockholders	-	-	-
Total	4,415,922	$8.90	3,032,365

(1)	Shares reserved for issuance under the Knology, Inc. 2008 Incentive Plan are available for issuance pursuant to the exercise of options or other rights to acquire common stock, or may be granted as awards of restricted stock, performance shares or unrestricted stock.

DIRECTOR COMPENSATION

Director Compensation Table

The table below summarizes the compensation paid by us to non-employee directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards($) (1)	Total ($)
Campbell B. Lanier, III	6,750	9,047	15,797
Alan A. Burgess	8,000	9,047	17,047
Donald W. Burton	8,250	9,047	17,297
Eugene I. Davis	30,250	9,047	39,297
O. Gene Gabbard	9,750	9,047	18,797
William H. Scott, III	8,250	9,047	17,297

(1)	Reflects the proportionate amount of the total grant date fair value of stock option awards granted under the Knology, Inc. 2006 Long-Term Incentive Plan and the Knology, Inc. 2008 Incentive Plan recognized by us as an expense for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of the awards was determined in accordance with SFAS 123R. The grant date fair value the stock options granted to each director in 2008 was $30,164. The assumptions used in the calculation of the grant date fair values of the option awards are included in Note 8 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2009. The aggregate number of options held by each director as of December 31, 2008 was as follows: Mr. Lanier 17,195; Mr. Burgess 11,180; Mr. Burton 11,180; Mr. Davis 10,000; Mr. Gabbard 17,324; and Mr. Scott 7,196.

Director Compensation

Cash Compensation.  All directors are reimbursed for their reasonable out-of-pocket travel expenditures. Our non-employee directors receive the following cash compensation:

Annual retainer	$2,000	(1)
Fee per board of directors meeting:
In person	1,000
Via telephone	250
Quarterly fee for Audit and Compensation and Stock Option Committee meeting attendance	500

(1)	Mr. Davis, who was appointed to the board of directors pursuant to our stockholders agreement, receives an annual retainer fee of $25,000.

Equity Compensation.  Our non-employee directors of the Company receive stock options pursuant to our 2008 Incentive Plan, upon their election to or continued service on the board of directors. Grants of stock options to directors, and the terms and conditions thereof, are made at the discretion of the Compensation and Stock Option Committee. In 2008 each non-employee director was granted options to acquire 5,000 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and 10% beneficial owners file reports with the SEC indicating the number of shares of any class of our equity securities they owned when they became a director, executive officer or 10% beneficial owner and any changes thereafter in their ownership of our equity securities. These reports are required by Section 16(a) of the Securities Exchange Act of 1934, as amended. To our knowledge, based solely on a review of the copies of such reports furnished to us during the fiscal year ended December 31, 2008, all reports required by Section  16(a) applicable to directors, executive officers and 10% beneficial owners were timely filed by such persons.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation and Stock Option Committee during 2008: William H. Scott, III; Donald W. Burton; and O. Gene Gabbard. None of such persons was an officer or employee of Knology during 2008 or at any time in the past. None of our executive officers serves as a member of the board of directors or compensation committee, or similar committee, of any other company that has one or more of its executive officers serving as a member of our board of directors or our Compensation and Stock Option Committee.

PRINCIPAL STOCKHOLDERS

The following table update sets forth information regarding beneficial ownership of our common stock as of February 28, 2009 for the following persons:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our named Executive Officers;
•	each of our directors; and
•	all of our directors and officers as a group.

Unless otherwise indicated, the address of each of the named individuals is c/o Knology, Inc., 1241 O.G. Skinner Drive, West Point, Georgia, 31833.

	Number of Shares (1)			Percentage Ownership (2)
	Common	Options	Total Common
Farallon Capital Management, LLC (3)	4,970,375	-	4,970,375	13.9%
The Burton Partnerships (4)	4,639,356	-	4,639,356	13.0%
Alan A. Burgess (5)	27,750	7,880	35,630	*
Donald W. Burton (6)	4,707,277	3,680	4,710,957	13.2%
Eugene I. Davis (7)	12,535	2,500	15,035	*
O. Gene Gabbard (8)	100,647	9,824	110,471	*
Rodger L. Johnson (9)	140,681	768,598	909,279	2.5%
Campbell B. Lanier, III (10)	810,743	9,695	820,438	2.3%
William H. Scott, III (11)	154,438	3,680	158,118	*
Bruce D. Herman (12)	4,856	28,463	33,319	*
M. Todd Holt (13)	29,225	88,921	118,146	*
Bret T. McCants (14)	17,787	121,619	139,406	*
Chad S. Wachter (15)	35,049	95,221	130,270	*

Officers and directors	6,107,722	1,335,318	7,443,040	20.1%

*	Less than 1%
(1)	A person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of February 28, 2009. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated.
(2)	For the purpose of computing the percentage ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days of February 28, 2009 were deemed to be outstanding in determining the percentage owned by such person, but were not deemed outstanding in determining the percentage owned by any other person.
(3)

The address of Farallon Capital Management, LLC is One Maritime Plaza, Suite 1325, San Francisco, California 94111. Information is based solely on a Schedule 13G/A filed with the SEC on January 1, 2009 with respect to our common stock. The Schedule 13G/A was filed by the following entities and persons: (i) Farallon Capital Partners, L.P., a California limited partnership (“FCP”), with respect to the shares of our common stock held by it; (ii) Farallon Capital Institutional Partners, L.P., a California limited partnership (“FCIP”), with respect to the shares of our common stock held by it; (iii) Farallon Capital Institutional Partners II, L.P., a California limited partnership (“FCIP II”), with respect to the shares of our common stock held by it; (iv) Farallon Capital Institutional Partners III, L.P., a Delaware limited partnership (“FCIP III”), with respect to the shares of our common stock held by it; (v) Tinicum Partners, L.P., a New York limited partnership (“Tinicum”), with respect to the shares of our common stock held by it; (vi) Farallon Capital Offshore Investors II, L.P., a Cayman Islands exempted limited partnership (“FCOI II”), with respect to the shares of our common stock held by it (FCP, FCIP, FCIP II, FCIP III, Tinicum and FCOI II are together referred to herein as the “Farallon Funds”); (vii) Farallon FCP, Ltd., a Delaware statutory trust (the “FCP Trust”), with respect to the shares of our common stock held by it; (viii) Farallon FCIP, Ltd., a Delaware statutory trust (the “FCIP Trust”), with respect to the shares of our common stock held by it; (ix) Farallon FCOI II, Ltd., a Cayman Islands trust (the “FCOI II Trust”), with respect to the shares of our common stock held by it (the FCP Trust, the FCIP Trust and the FCOI II Trust are together referred to herein as the “Farallon Trusts”); (x) Farallon Capital Management, LLC, a Delaware limited liability company (the “Management Company”), with respect to the shares of our common stock held by a certain account (the “Parent Managed Account”) and its wholly-owned subsidiary (the “Subsidiary Managed Account” and, together with the Parent Managed Account, the “Managed Accounts”), each as managed by the Management Company; and (xi) Farallon Partners, LLC, a Delaware limited liability company (the “Farallon General Partner”), which is the general partner of each of the Farallon Funds and a trustee of each of the Farallon Trusts, with respect to the shares of our common stock held by each of the Farallon Funds and the Farallon Trusts, as applicable. The following persons, each of whom is, or with respect to Derek C. Schrier was, a managing member of both the Farallon General Partner and the Management Company, with respect to the shares of our common stock held by the Farallon Funds, the Managed Accounts and the Farallon Trusts: William F. Duhamel; Richard B. Fried; Daniel J. Hirsch; Monica R. Landry; Douglas M. MacMahon; William F. Mellin; Stephen L. Millham; Jason E. Moment; Ashish H. Pant; Rajiv A. Patel; Derek C. Schrier; Andrew J. M. Spokes; Thomas F. Steyer; Richard H. Voon; and Mark C. Wehrly.

(4)	The address of The Burton Partnerships is 560 Pine Drive, P.O. Box 4643, Jackson, Wyoming 83001-4643. Includes 3,479,520 shares of our common stock held by The Burton Partnership (QP), Limited Partnership of which Mr. Burton is the sole general partner; and 1,159,836 shares of our common stock held by The Burton Partnership, Limited Partnership of which Mr. Burton is the general partner.
(5)	Includes 7,880 shares of our common stock issuable under options.
(6)	The address of Mr. Burton and Snake River Partners is 614 West Bay Street, Tampa, Florida 33606. Includes 3,479,520 shares of our common stock held by The Burton Partnership (QP), Limited Partnership of which Mr. Burton is the sole general partner; and 1,159,836 shares of our common stock held by The Burton Partnership, Limited Partnership of which Mr. Burton is the general partner; and 4,442 shares of our common stock held by Snake River Partners of which Mr. Burton is general partner; Also includes 3,680 shares of our common stock issuable under options.
(7)	The address of Mr. Davis is 5 Canoe Drive, Livingston, New Jersey 07039. Includes 2,500 shares of our common stock issuable under options.
(8)	Includes 9,824 shares of our common stock issuable under options.
(9)	Includes 768,598 shares of our common stock issuable under options.
(10)	Includes 18,135 shares of our common stock held by The Campbell B. Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. Lanier is trustee; 147,285 shares of our common stock held by the Lanier Family Foundation, of which Mr. Lanier is co-trustee; and 138,177 shares of our common stock held by the Charitable Remainder Education Trust III. Also includes 9,695 shares our common stock issuable under options.
(11)	Includes 1,308 shares of our common stock held by The Martha J. Scott, Trustee FBO Mary Martha Scott U/A 6/26/91 Trust, of which Mr. Scott’s wife is trustee; 22,471 shares of our common stock held by the Melissa H. Lanier 1997 GST Trust, of which Mr. Scott is trustee; 25,050 shares of our common stock held by The Campbell B. Lanier, III Charitable Remainder Trust, of which Mr. Scott is trustee; 388 shares of our common stock held by Martha Jernigan Scott; and 75,000 shares of our common stock held by the William H. Scott, III February 2009 Annuity Trust of which Mr. Scott is the trustee. Also includes 3,680 shares of our common stock issuable under options.
(12)	Includes 28,463 shares of our common stock issuable under options.
(13)	Includes 88,921 shares of our common stock issuable under options.
(14)	Includes 121,619 shares of our common stock issuable under options.
(15)	Includes 95,221 shares of our common stock issuable under options.

TRANSACTIONS WITH RELATED PERSONS

We recognize that transactions between us and any of our directors, executive officers and significant stockholders can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of us and our stockholders. Therefore, as a general matter and in accordance with the Standards of Conduct and Ethics for Employees, Officers and Directors of Knology, Inc., it is our preference to avoid such transactions. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of us and our stockholders. Accordingly, we have adopted a written Statement of Policies and Procedures with respect to Transactions with Related Persons. In accordance with these Policies and Procedures and consistent with the requirements of the Nasdaq Global Market, our Audit Committee will review all transactions in which we are or will be a participant and the amount involved exceeds $120,000 if a related person had, has or will have a direct or indirect material interest in such transaction. Any such potential transaction is required to be reported to our general counsel, who is then required to submit such transaction to our Audit Committee or to our Compensation Committee (if the transaction involves compensation matters) for their review. The Audit Committee or the Compensation Committee, as the case may be, will only approve such related person transactions if in their judgment the transactions are in, or are not inconsistent with, the best interests of us and our stockholders.

In making such a determination, the reviewing committee is required to consider in good faith all of the relevant facts and circumstances available to it including (if applicable, and without limitation) the benefits to us of the transaction, the availability of other sources for the products or services to be provided, the terms of the transaction, the terms available to unrelated third parties generally, and the ongoing impact of the transaction on a director’s independence. A director is precluded from participating in any review, consideration, approval or ratification of any transaction with respect to which the director or the director’s immediate family members are related persons.

In the fiscal year ended December 31, 2008, the following transactions with related persons exceeded $120,000:

1. Relatives of Campbell B. Lanier, III, a member of our board of directors, are stockholders and employees of one of our insurance providers. We paid commission costs for these insurance services of approximately $292,000 for the year ended December 31, 2008, and we expect to pay a similar amount for such services in 2009. Mr. Lanier does not have any ownership interest in or relationship as an employee or director with this insurance provider.

2. We participate in an agreement with ITC Holding Company, LLC, Enon Plantation, Inc., J. Smith Lanier & Co. and Kenzie Lane Ventures, LLC regarding the joint ownership of an aircraft. ITC Holding Company, LLC and Enon Plantation, Inc. are primarily owned by Campbell B. Lanier, III, a member of our board of directors. Relatives of Mr. Lanier are shareholders and directors of J. Smith Lanier & Co. Mr. Lanier does not have any ownership interest in or relationship as an employee or director with J. Smith Lanier & Co. The travel costs incurred by Knology for use of the aircraft were approximately $266,000 for the year ended December 31, 2008, and we expect to incur a similar amount of costs in 2009. None of the payments made by us for use of the aircraft are paid to, or are for the benefit of, Mr. Lanier.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected BDO Seidman, LLP (“BDO”) as independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Representatives of BDO are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so and will be available to answer questions from stockholders.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of BDO as our independent registered public accounting firm. However, the board of directors is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Knology and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO.

The board of directors recommends that you vote FOR the ratification of BDO Seidman, LLP as Knology’s independent registered accounting firm for the fiscal year ending December 31, 2009.

Fees Paid to Independent Accountants

The following table reflects the fees paid or accrued by us for the audit and other services provided by BDO for fiscal years 2007 and 2008.

	Year Ended December 31, 2007	Year Ended December 31, 2008
Audit fees	$350,508	$395,867
Audit-related fees (1)	52,290	-
Tax fees (2)	25,010	30,081
All other fees (3)	-	-

Total fees	$427,808	$425,948

(1)	These fees relate primarily to due diligence pertaining to acquisitions.
(2)	These fees relate to tax compliance, tax advice, tax planning and tax consultation for transactions.
(3)	The fees relate to services for consultations, comfort letters and consents related to SEC registration statements and special transactions.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work performed by the independent accountants. The Audit Committee has adopted policies and procedures regarding the pre-approval of all audit and permissible non-audit services provided by the independent accountants. Pre-approval is obtained either in advance of the engagement of the independent accountants or pursuant to a pre-approval policy adopted by the Audit Committee. Projects are approved at the quarterly meetings of the Audit Committee. If a project requiring pre-approval arises between meetings, the Audit Committee has delegated authority to the Audit Committee chairman to provide the required pre-approval. However, such pre-approval must be presented to the entire Audit Committee at its next meeting. All of the services described in the footnotes to the table above were approved by the Audit Committee pursuant to the Audit Committee charter and pre-approval policy. The Audit Committee receives a quarterly schedule of all projects and related billings currently underway with the independent accountants. The Audit Committee also monitors the SEC’s and the Nasdaq Global Market’s requirements and modifies their pre-approval process, policies and procedures as needed.

The Audit Committee has considered whether the provision of non-audit services by the independent accountants to us is compatible with maintaining auditors’ independence.

OTHER INFORMATION

Stockholder Proposals for the 2010 Annual Meeting

We plan to hold our 2010 annual meeting of stockholders on May 7, 2010. Any stockholder desiring to submit a proposal for action at our 2010 annual meeting of stockholders for inclusion in our proxy statement with respect to such meeting, should mail such proposal by certified mail return receipt requested to Knology, Inc., 1241 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Chad S. Wachter, Vice President and General Counsel. All such proposals must be received by us in writing by December 16, 2009.

Our bylaws also require that any stockholder wishing to make one or more proposals for nominations of persons to the board of directors must submit such notice to our Secretary no less than: (1) 60 days prior to a meeting of stockholders to elect such directors; or (2) if less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, 15 days following the day on which such notice of the meeting was mailed or public disclosure was made. Any stockholder desiring to submit a proposal for action at our 2010 annual meeting of stockholders, other than nominations of persons to the board of directors, must submit such notice to our Secretary in writing by January 7, 2010.

In addition, the proxy solicited by the board of directors for the 2010 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we are provided with notice of such proposal in writing by January 7, 2010.

Communications to the board of directors, or to individual directors, may be sent to Knology, Inc., 1241 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Chad S. Wachter, Corporate Secretary, to be forwarded as indicated.

Annual Reports and Exhibits

Our Annual Report on Form 10-K for the year ended December 31, 2008 is enclosed with this proxy statement. The Annual Report on Form 10-K for the year ended December 31, 2008 is not to be considered proxy-soliciting material except to the extent expressly incorporated by reference in this proxy statement.

Upon receipt of a written request, we will furnish to any stockholder without charge a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, without the accompanying exhibits. A list of exhibits is included in the Form 10-K and exhibits are available from us upon the payment to us of the costs of furnishing them. Such written request should be directed to: Knology, Inc., 1241 O. G. Skinner Drive, West Point, Georgia 31833, Attention: Chad S. Wachter, Corporate Secretary.

ANNUAL MEETING OF STOCKHOLDERS OF

KNOLOGY, INC.

May 7, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Company’s Annual Report to Stockholders, the Notice of Meeting, the Proxy Statement and proxy card are available at www.proxy.knology.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors: On the proposal to elect the following Class I directors to serve for the term indicated and until their successors are duly elected and qualified.					FOR	AGAINST	ABSTAIN
				2. RATIFICATION OF BDO SEIDMAN, LLP AS KNOLOGY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Alan A. Burgess O O. Gene Gabbard

3.  OTHER MATTERS: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the notice of the annual meeting of stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

KNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rodger L. Johnson and M. Todd Holt or either of them in case the other is unable or unwilling to act, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Knology, Inc. held of record by the undersigned on March 12, 2009, at the 2009 Annual Meeting of Stockholders to be held on May 7, 2009 or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the notice of the annual meeting of stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1 and Proposal 2 in the discretion of the proxy holder on any other matter that may properly come before the meeting and adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

KNOLOGY, INC.

May 7, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER
ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Company’s Annual Report to Stockholders, the Notice of Meeting, the Proxy Statement and proxy card are available at www.proxy.knology.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors: On the proposal to elect the following Class I directors to serve for the term indicated and until their successors are duly elected and qualified.					FOR	AGAINST	ABSTAIN
				2. RATIFICATION OF BDO SEIDMAN, LLP AS KNOLOGY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Alan A. Burgess O O. Gene Gabbard

3.  OTHER MATTERS: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the notice of the annual meeting of stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.